UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 31, 2017

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, Elyria, Ohio 44035
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

————————————————————————————————
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On May 31, 2017, Invacare Corporation (the “Company”) received notice that A. Malachi Mixon, III, the Company’s former chairman and chief executive officer, and his affiliates holding Class B Common Shares of the Company (“Class B Common Shares”) have irrevocably elected to convert all 703,912 of the Class B Common Shares that they collectively hold into Common Shares of the Company (“Common Shares”). In accordance with the Company’s Articles of Incorporation, such Class B Common Shares will convert into Common Shares on a share-for-share basis and entitle the holders thereof to one vote per share on all matters subject to a vote by the Company’s shareholders. Class B Common Shares entitle the holders thereof to 10 votes per share on such matters. Although the Company cannot predict whether or when Mr. Mixon and/or his affiliates may take further action with respect to their Company share holdings, ownership of the Common Shares is relatively concentrated, and the market price could be negatively impacted by sales in a short period of time, or the expectation that such sales were imminent, by any of the holders of significant amounts of the outstanding shares.
Based on the Company’s Common Shares and Class B Common Shares outstanding as of May 30, 2017, after completion of the conversion, the total outstanding voting power of the Company will be reduced from 40,155,366 votes to 33,820,158 votes. After the conversion, 18,357 Class B Common Shares will remain outstanding. The conversion will substantially diminish the significance of the Company’s dual class voting structure, as after completion, the holders of the Common Shares will represent approximately 99.5% of the Company’s total outstanding voting power.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: May 31, 2017	By:	/s/ Robert K. Gudbranson
	Name:	Robert K. Gudbranson
	Title:	Senior Vice President and Chief Financial Officer